ASSOCIATED ESTATES REALTY CORPORATION

AMENDED AND RESTATED CONFIDENTIALITY AND NONCOMPETE AGREEMENT

This Amended and Restated Confidentiality and Noncompete Agreement (this "Agreement") is entered into as of the 26th day of January 2000, between Associated Estates Realty Corporation, an Ohio corporation (the "Company"), and James A. Cote' (the "Employee").

RECITALS

WHEREAS, Employee's position with the Company provides Employee with, access to and familiarity with, all or some of the know-how, trade secrets, business methods, and other confidential information of the Company; and

NOW, THEREFORE, in consideration of Employee's employment with the Company, the Company's provision to Employee of certain employee benefits including the severance benefits conferred herein, Employee and the Company hereby agree follows:

AGREEMENTS

A. Confidentiality and Noncompete.

1. The Employee acknowledges the Company's reliance and expectation of the Employee's commitment to performance of his duties and responsibilities during the term of his employment. In light of such reliance and expectation on the part of the Company, during the term of employment and for a period of two (2) years following the termination of the Employee's employment the Employee will not, directly or indirectly, do any of the following:

(a) compete with the Company in any business similar to (i) the multifamily investment advisory and management business conducted by the Company or its subsidiary, MIG II Realty Advisors, Inc. ("MIGRA"), including without limitation the business of providing real estate asset advisory and property management services to institutional investors and governmental and private pension funds concerning multifamily investments; or (ii) the business of raising funds from governmental and private pension funds and institutional investors for the purpose of co-investing those funds with the Company or any of its affiliates in any multifamily real estate investment; or (iii) any other business in which the Company or MIGRA is engaged at the time of termination of the Employee's employment (collectively the "Business"). For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) managing, consulting, supervising, or otherwise participating in a management or sales capacity; (ii) attempting to call on, solicit, take away, or accept as a client or customer, any individual, partnership, corporation, company, association, or other entity that is or was a client, customer or co-investor of or with the Company or MIGRA or any of their affiliated companies as of the date hereof or as of the date of termination of your employment with the Company; (iii) hiring, soliciting, taking away, or attempting to hire, solicit, or take away, either on your behalf or on behalf of any other person or entity, any person serving immediately prior to the date hereof or during the term hereof as an employee in connection with the Business; or (iv) entering into or attempting to enter into any business substantially similar to the Business, either alone or with any individual, partnership, corporation, company, association, or other entity;

(b) disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, any confidential information relating to the Company's operations, properties or otherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Employee that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Employee while the Employee shall have been employed by the Company is confidential information and the Company's exclusive property; provided, however, that the foregoing restrictions will not apply to the extent that such information (i) is in the public domain or becomes obtainable in the public domain, except by reason of the breach by the Employee of the terms hereof, (ii) was not acquired by the Employee in connection with his employment with the Company, (iii) was not acquired by the Employee from the Company or its representatives, or (iv) is required to be disclosed by rule of law or by order of a court or governmental body or agency. For purposes of this paragraph, the term "Company" shall mean and include the Company, MIGRA and its predecessor companies, and all other affiliates of the Company.

2. The Employee agrees and understands that the remedy at law for any breach by him of this Agreement may be inadequate and that the damages flowing from such breach may not be readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of the Employee's material violation of any legally enforceable provision of this Agreement, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Agreement will be deemed to limit the Company's remedies at law or in equity for any breach by the Employee of any of the provisions of this Agreement which may be pursued or availed of by the Company.

3. The Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company pursuant to this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, and, in the judgement of the Company, are fully required to protect the legitimate interests of the Company.

B. Severance.

1. Employee acknowledges that his employment is at will, and the Company may terminate the Employee's employment with the Company at any time with or without cause. If the termination of Employee's employment with the Company is: (i) as a result of the death or permanent disability of the employee; or (ii) for "cause" at any time by action of the Chief Executive Officer or board of directors of the Company, then Employee's compensation and benefits will terminate on the effective date of termination. If Employee terminates his employment with the Company by quit or resignation, then the Employee's compensation and benefits will terminate on the effective date of such quit or resignation and the confidentiality and non-compete provisions of this Agreement shall remain in full force and effect.

2. If Employee is terminated "without cause," then the Company will continue to pay Employee, as severance pay, an amount based on the Employee's annual salary in effect as of the date of termination for a period of twenty-four months after the effective date of termination.

If Employee is terminated without cause, Employee shall have no duty of mitigation and any compensation paid to Employee during a period for which the Company is required to make payment to Employee hereunder shall not relieve the Company from its payment obligation hereunder.

For purposes hereof, the term "cause" shall mean:

(a) The Employee's fraud, commission of a felony or, as determined by the reasonable judgment of the board of directors, a commission of an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty with respect to the Company which are materially adverse to the best interests of the Company, or the Employee's willful and repeated failure to perform his duties, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Employee; or

(b) The Employee's material breach of any provision of this Agreement.

3. If the Company substantially alters its principal line of business from real estate-related activities and the Employee terminates his employment with the Company by quit or resignation solely by reason thereof, then Employee shall be entitled to receive the same compensation to which he would be entitled as if he had been terminated without cause and the confidentiality and non-compete provisions of this agreement shall remain in full force and effect.

C. Miscellaneous.

1. All of the rights and obligations of the Company under this Agreement are fully assignable, transferable and delegable, in whole or in part, by the Company to any successor to all or substantially all of its assets or its business. Employee may not assign any of his rights or obligations under this Agreement. This Agreement shall be binding upon the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees or other successors and assigns, and shall inure to the benefit of the parties to this Agreement and their respective permitted legal representatives, heirs, devisees, legatees or other permitted successors and assigns.

2. This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, including, without limitation, the Confidentiality and Noncompete Agreement dated June 30, 1998.

3. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

4. The recitals hereto are an integral part of this Agreement and are incorporated herein by reference.

5. Titles and captions of or in this Agreement are inserted only as a matter of convenience and reference and in no way are intended to effect the intent or scope of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Confidentiality and Noncompete Agreement in Cleveland, Ohio on the day and year first set forth above.

ASSOCIATED ESTATES REALTY CORPORATION,

an Ohio corporation

By: /s/ Jeffrey I. Friedman

Title: President and CEO

EMPLOYEE

/s/ James A. Cote'

James A. Cote'